Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

by and among

SMART SAND, INC.

U.S. WELL SERVICES, LLC
and

U.S. WELL SERVICES, INC.

dated June 28, 2021

Exhibit A Right of First Refusal Agreement

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE dated June 28, 2021 (this “Agreement”) is by and among Smart Sand, Inc. a Delaware corporation (“SSI”), U.S. Well Services, LLC, a Delaware limited liability company (“USWS”), and U.S. Well Services, Inc., a Delaware corporation (“USWI”). SSI, USWS and USWI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

A. WHEREAS, SSI and USWS were parties to a Master Product Purchase Agreement dated November 6, 2015, as amended effective May 1, 2016 (collectively the “PPA”), and a coterminous Railcar Usage Agreement (the “RUA” and collectively with the PPA, the “Agreements”);

B. WHEREAS, on January 14, 2019, SSI filed a Complaint against USW in the Superior Court of the State of Delaware in and for New Castle County at C.A. No. 19C-01-144 CCLD, seeking monetary damages alleging, among other things, non-payment under the PPA and RUA, USWS then filed counterclaims, and the Parties amended the pleadings several times (the “Litigation”);

C. WHEREAS, all claims were resolved following a trial in which the Court entered an Order of Final Judgment (the “Final Judgment”) in favor of SSI and against USWS in the principal amount of $50,897,534.40, plus post-judgment interest accruing at the rate of 5.25% per annum until the Final Judgment is paid in full;

D. WHEREAS, both Parties have filed notices of appeal from the Final Judgment to the Supreme Court of Delaware; and

E. WHEREAS, the Parties have reached a settlement of all matters in dispute or potentially in dispute between them, including without limitation all claims asserted in the Litigation.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.01    Certain Definitions. The following terms shall have the meanings set forth in this Section 1.01.

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person (for purposes of this definition, the term “control, and the correlative meanings of the terms “controlled by” and “under common control with” as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise).

“Bankruptcy Case” means (a) a voluntary bankruptcy case under the Federal Bankruptcy Code, (b) an involuntary bankruptcy case under the Federal Bankruptcy Code (an “Involuntary Bankruptcy Case”) that has not been dismissed (along with any adversary proceedings commenced thereunder) within 90 days after the involuntary petition date; provided, however, that any Involuntary Bankruptcy Case shall be at all times a Bankruptcy Case unless and until it is dismissed within 90 days after the involuntary petition date, or (c) any voluntary insolvency or similar proceeding under the laws of any State.

“Claim” means any and all claims, demands, suits, actions, causes of action, grievances, liabilities, obligations, accounts, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind and nature whatsoever, either in law or in equity, whether contingent, matured or unmatured, known or unknown, suspected or unsuspected, foreseeable or unforeseeable, liquidated or unliquidated, and however arising or accruing including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever.

“Governing Documents” means, when used with respect to an entity, the documents governing the formation, operation and governance of such entity, including (i) in the instance of a corporation, the articles or certificate of incorporation and bylaws of such corporation, (ii) in the instance of a limited partnership, the certificate of formation and the limited partnership agreement, and (iii) in the instance of a limited liability company, the certificate of formation and limited liability company agreement.

“Law” means, with respect to any person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, notice, or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a governmental entity that is binding upon or applicable to such person or its business, undertaking, property or securities.

“Liens” means any lien, pledge, charge, option, hypothecation, mortgage, security interest, right of first refusal, right of first offer, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute.

“Person” means an individual or corporation, partnership, trust, estate, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental entity or other entity of any kind.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (i) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries.

Section 1.02    Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference is to an Article, Section, or Exhibit (as the case may be) of this Agreement, unless otherwise indicated. When a reference is made in this Agreement to a “party” or “parties”, such reference shall be to a party or parties to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”. The use of any gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words “hereof”, “herein”, “hereunder”, and words of similar import shall refer to this entire Agreement, and not to any particular Article, Section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

ARTICLE 2
SETTLEMENT AND RELEASE

Section 2.01    Settlement. By executing below, the Parties hereby settle all matters in dispute or potentially in dispute between them, including without limitation, all Claims asserted in the Litigation. Concurrently with the execution and delivery of this Agreement, the Parties shall execute and deliver that certain Right of First Refusal Agreement in the form attached hereto as Exhibit A (the “ROFR Agreement”, and together with this Agreement, the “Transaction Documents”). Within one business day after the execution of the Transaction Documents, USWS shall withdraw its Notice of Appeal filed in the Litigation with the Supreme Court of the State of Delaware at C.A. No. 196,2021 (the “Notice of Appeal”) with prejudice and concurrently with the execution of the Transaction Documents, USWS shall make payment to SSI in the amount of $35,000,000.00 by wire transfer of immediately available funds (the “Payment”) to the account set forth below:

Title of Account: Smart Sand, Inc.
Bank Name: IBERIABANK
City, State: Lafayette, LA
Account Number: 20001579967
ABA: 265270413

Within one business day after USWS’ withdrawal of the Notice of Appeal with prejudice, SSI shall withdraw its Notice of Cross Appeal filed in the Litigation with the Supreme Court of the State of Delaware at C.A. No. 196,2021 with prejudice.

SSI’s receipt of the Payment and USWS’ withdrawal of its Notice of Appeal with prejudice are conditions precedent to the effectiveness of this Agreement.

Section 2.02    Releases.

(a)    Except for obligations arising under this Agreement or any of the Transaction Documents, USWS, on behalf of itself, its Subsidiaries, and each of their respective officers, directors, managers, employees, Affiliates, successors, and assigns (collectively, the “USWS Release Group Members” and individually a “USWS Release Group Member”), hereby fully, forever, irrevocably and unconditionally releases and discharges SSI, each of its Subsidiaries, and each of their respective officers, directors, managers, employees, Affiliates, successors, and assigns (collectively, the “SSI Released Parties” and individually a “SSI Released Party”) of and from any and all Claims, including but not limited to those arising from or related to the Litigation or the Final Judgment, that any USWS Release Group Member ever had, now has or may hereafter have or acquire, against any SSI Released Party for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof (collectively, the “USWS Released Claims).

(b)    Except for obligations arising under this Agreement or any of the Transaction Documents, USWI, on behalf of itself, its Subsidiaries, and each of their respective officers, directors, managers, employees, Affiliates, successors, and assigns (collectively, the “USWI Release Group Members” and individually a “USWI Release Group Member”), hereby fully, forever, irrevocably and unconditionally releases and discharges each SSI Released Party of and from any and all Claims, including but not limited to those arising from or related to the Litigation or the Final Judgment, that any USWI Release Group Member ever had, now has or may hereafter have or acquire, against any SSI Released Party for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof (collectively, the “USWI Released Claims”).

(c)    Except for obligations arising under this Agreement or any of the Transaction Documents, and subject to the provisos in this Section 2.02(c), SSI, on behalf of itself, its Subsidiaries, and each of their respective officers, directors, managers, employees, Affiliates, successors, and assigns (collectively, the “SSI Release Group Members” and individually a “SSI Release Group Member”), hereby fully, forever, irrevocably and unconditionally releases and discharges USWS, USWI, each of their respective Subsidiaries, and each of their respective officers, directors, managers, employees, Affiliates, successors, and assigns (collectively, the “USW Released Parties” and individually a “USW Released Party”) of and from any and all Claims, including but not limited to those arising from or related to the Litigation or the Final Judgment, that any SSI Release Group Member ever had, now has or may hereafter have or acquire, against any USW Released Party for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof (collectively, the “SSI Released Claims”); provided, however, that the release set forth in this Section 2.02(c) shall not become effective or enforceable until 91 days after SSI’s receipt of the Payment, provided that as of such time (i.e., within 91 days after SSI’s receipt of Payment) neither USWS, USWI, nor any of their respective Subsidiaries has become the subject of a Bankruptcy Case, but provided further, that in the event of an Involuntary Bankruptcy Case within such 91-day period, such release shall not become effective or enforceable unless and until such Involuntary Bankruptcy Case is dismissed (along with any adversary proceedings commenced thereunder) within 90 days after the involuntary petition date thereof.

Section 2.03    Satisfaction of Final Judgment. SSI’s receipt of the Payment shall satisfy $35,000,000 of the Final Judgment upon receipt thereof but shall not satisfy the balance due under the Final Judgement; provided, however, that so long as neither USWS, USWI nor any of their respective Subsidiaries has become the subject of a Bankruptcy Case within 91 days after SSI’s receipt of the Payment, then (subject to the final provisos of Section 2.02(c) and 2.04) the release set forth in Section 2.02(c) shall then become effective and enforceable, and the Final Judgment shall then become fully and completely satisfied by SSI’s receipt of the Payment and the terms of this Agreement, and SSI shall direct the New Castle County Prothonotary to satisfy the Final Judgment in the Judgment Docket Section of the Superior Court. For the avoidance of doubt, unless and until 91 days after SSI’s receipt of the Payment in immediately available funds has passed without USWS, USWI or any of their respective Subsidiaries becoming the subject of a Bankruptcy Case, the Final Judgment shall remain in full force and effect and, except as otherwise set forth in Section 2.04, SSI will be entitled to pursue all rights and defenses arising under or with respect to the Final Judgment, including to assert an unsecured claim in the full amount of the Final Judgment, less any amount of the Payment ultimately retained by SSI.

Section 2.04    Forbearance. During the 91-day period after the receipt of the Payment, SSI hereby agrees, subject to the terms of this Agreement, to forbear from directly or indirectly taking any action to enforce, execute on, or domesticate the Final Judgment in any jurisdiction unless and until USWS, USWI or any of their respective Subsidiaries becomes, within 91 days after SSI’s receipt of the Payment, the subject of a Bankruptcy Case. For the avoidance of doubt, if neither USWS, USWI nor any of their respective Subsidiaries has become the subject of a Bankruptcy Case within 91 days after SSI’s receipt of the Payment, the Final Judgment shall then become fully satisfied by SSI’s prior receipt of the Payment and the terms of this Agreement as set forth in Section 2.03 of this Agreement; provided, however, that in the event of an Involuntary Bankruptcy Case within such 91-day period, the Final Judgment shall not become fully satisfied by SSI’s receipt of the Payment unless and until such Involuntary Bankruptcy Case is dismissed (along with any adversary proceedings commenced thereunder) within 90 days after the involuntary petition date thereof.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.01    Representations of U.S. Well Services, LLC.

(a)    Organization and Qualification. USWS is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite entity power and authority to own and operate its business as presently conducted. USWS is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be or have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of this Agreement or the other Transaction Documents.

(b)    Authority. USWS has the requisite entity power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and consummate the transactions contemplated by this Agreement. The execution and delivery by USWS of each of the Transaction Documents, the performance by USWS of its obligations thereunder, the transactions contemplated thereby, and all other necessary organizational action on the part of USWS have been duly authorized by the managers and or members of USWS, and no other entity proceedings on the part of USWS are necessary to authorize each of the Transaction Documents or the transactions contemplated thereby. Each of the Transaction Documents has been or will be duly and validly executed and delivered by USWS and, assuming that each has been duly authorized, executed and delivered by each counterparty thereto, each constitutes a legal, valid and binding obligation of USWS, in accordance with its terms.

(c)    Waivers or Consents under USWS Credit Facilities. Under that certain (i) ABL Credit Agreement dated as of May 7, 2019 by and among USWI, USWS, Bank of America, NA, as Administrative Agent (the “ABL Agent”), the lenders party thereto (the “ABL Lenders”), and the other parties thereto (as amended, restated or supplemented to date, the “ABL Credit Agreement”), or any other loan document executed and delivered by USWS to the ABL Agent or the ABL Lenders, each as amended, restated or supplemented to date (collectively, the “ABL Loan Documents”), and (ii) Senior Secured Term Loan Credit Agreement dated as of May 7, 2017 by and among USWI, USWS, CLMG Corp., as Administrative Agent (the “Term Loan Agent”) , the lenders party thereto (the “Term Loan Lenders”), and the other parties thereto (as amended, restated or supplemented to date, the “Term Loan Credit Agreement”), or any other loan document executed or delivered by USWS to the Term Loan Agent or the Term Loan Lenders, each as amended, restated or supplemented to date (collectively, the “Term Loan Documents”), USWS has obtained the requisite waivers, consents, and acknowledgements from the ABL Agent and ABL Lenders, as applicable, with respect to the ABL Loan Documents, and from the Term Loan Agent and Term Loan Lenders, as applicable, with respect to the Term Loan Documents, which authorize USWS to make the Payment, to execute, deliver and perform its obligations under the Transaction Documents, and to consummate the transactions contemplated by the Transaction Documents, fully executed copies of which have been delivered by USWS to SSI.

(d)    No Conflict; Required Filings and Consents. The execution and delivery by USWS of the Transaction Documents and the performance by USWS of its obligations thereunder will not: (i) conflict with the Governing Documents of USWS; (ii) violate any statute, Law, ordinance, rule or regulation applicable to USWS or any of the properties or assets of USWS; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of any obligation of USWS (including, but not limited to, the obligations of USWS under the ABL Loan Documents and the Term Loan Documents), or result in the creation or imposition of any Lien upon any properties, assets or business of USWS under any material contract or any order, judgment or decree to which USWS is a party or by which it or any of its assets or properties is bound or encumbered.

(e)    Ownership of Claims and Indemnification. USWS has not previously sold, assigned, transferred, conveyed, hypothecated, encumbered, or otherwise disposed of any USWS Released Claim, and it is the sole owner of all of the USWS Released Claims.

Section 3.02    Representations of U.S. Well Services, Inc.

(a)    Organization and Qualification. USWI is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its business as presently conducted. USWI is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be or have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of this Agreement or the other Transaction Documents.

(b)    Authority. USWI has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and consummate the transactions contemplated by this Agreement. The execution and delivery by USWI of each of the Transaction Documents, the performance by USWI of its obligations thereunder, the transactions contemplated thereby, and all other necessary corporate action on the part of USWI have been duly authorized by the Board of Directors of USWI, and no other corporate proceedings on the part of USWI are necessary to authorize each of the Transaction Documents or the transactions contemplated thereby. Each of the Transaction Documents has been or will be duly and validly executed and delivered by USWI and, assuming that each has been duly authorized, executed and delivered by each counterparty thereto, each constitutes a legal, valid and binding obligation of USWI, in accordance with its terms.

(c)    Waivers or Consents under USWI Credit Facilities. Under the (i) ABL Credit Agreement and ABL Loan Documents, and (ii) the Term Loan Agreement and Term Loan Documents, USWI has obtained the requisite waivers, consents, and acknowledgements from the ABL Agent and ABL Lenders, as applicable, with respect to the ABL Loan Documents, and from the Term Loan Agent and Term Loan Lenders, as applicable, with respect to the Term Loan Documents, which authorize USWI to make the Payment, to execute, deliver and perform its obligations under the Transaction Documents, and to consummate the transactions contemplated by the Transaction Documents, fully executed copies of which have been delivered by USWI to SSI.

(d)    No Conflict; Required Filings and Consents. The execution and delivery by USWI of the Transaction Documents and the performance by USWI of its obligations thereunder will not: (i) conflict with the Governing Documents of USWI; (ii) violate any statute, Law, ordinance, rule or regulation applicable to USWI or any of the properties or assets of USWI; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of any obligation of USWI (including, but not limited to, the ABL Loan Documents and the Term Loan Documents), or result in the creation or imposition of any Lien upon any properties, assets or business of USWI under any material contract or any order, judgment or decree to which USWI is a party or by which it or any of its assets or properties is bound or encumbered.

(e)    Ownership of Claims and Indemnification. USWI represents and warrants that it has not previously sold, assigned, transferred, conveyed, hypothecated, encumbered, or otherwise disposed of any USWI Released Claim, and it is the sole owner of all of the USWI Released Claims.

Section 3.03    Representations of Smart Sand, Inc.

(a)    Organization and Qualification. SSI is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its business as presently conducted. SSI is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be or have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of this Agreement or the other Transaction Documents.

(b)    Authority. SSI has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and consummate the transactions contemplated by this Agreement. The execution and delivery by SSI of each of the Transaction Documents, the performance by SSI of its obligations thereunder, the transactions contemplated thereby, and all other necessary corporate action on the part of SSI have been duly authorized by the Board of Directors of SSI, and no other corporate proceedings on the part of SSI are necessary to authorize each of the Transaction Documents or the transactions contemplated thereby. Each of the Transaction Documents has been or will be duly and validly executed and delivered by SSI and, assuming that each has been duly authorized, executed and delivered by each counterparty thereto, each constitutes a legal, valid and binding obligation of SSI, in accordance with its terms.

(c)    No Conflict; Required Filings and Consents. Neither the execution and delivery by SSI of the Transaction Documents nor the performance by SSI of its obligations thereunder will: (i) conflict with the Governing Documents of SSI; (ii) violate any statute, Law, ordinance, rule or regulation applicable to SSI or any of the properties or assets of SSI; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of SSI, or result in the creation or imposition of any Lien upon any properties, assets or business of SSI under any material contract or any order, judgment or decree to which SSI is a party or by which it or any of its assets or properties is bound or encumbered.

(d)    Ownership of Claims and Indemnification. SSI represents and warrants that it has not previously sold, assigned, transferred, conveyed, hypothecated, encumbered, or otherwise disposed of any SSI Released Claim, and it is the sole owner of all of the SSI Released Claims.

ARTICLE 4
ADDITIONAL AGREEMENTS

Section 4.01    Covenant Not to Sue. Except as set forth in Section 2.03 or Section 2.04, each Party agrees on behalf of itself, it Subsidiaries, and their respective officers, directors, managers, employees, agents, and Affiliates not to (i) commence any action or initiate any proceeding in any court, arbitration forum, or regulatory or administrative agency against any other Party or their respective officers, directors, managers, employees, agents, Affiliates on the basis of, or that is otherwise inconsistent with, any of the Claims released hereunder, including but not limited to filing any notice or cross notice of appeal with respect to the Litigation or (ii) directly or indirectly, induce, encourage or assist any other Person, or otherwise participate in the commencement, support or maintenance of any action, proceeding in any court, arbitration forum, or regulatory or administrative agency by any other Person against any other Party or their respective officers, directors, managers, employees, agents, Affiliates on the basis of, or that is otherwise inconsistent with, any of the Claims released hereunder.

ARTICLE 5
MISSCELANEOUS

Section 5.01    Consultation with Counsel. Each party hereto represents and warrants that it has consulted with legal counsel of its choosing before entering into this Agreement, it has read this Agreement, it knows and understands the contents of this Agreement, it executes this Agreement and the other Transaction Documents freely and voluntarily, and it is not relying on any promise or representation of any kind made to it, except as expressly stated in this Agreement or the ROFR Agreement.

Section 5.02    Further Assurances. At any time or from time to time after the date hereof, the Parties hereto agree to cooperate with each other and, at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as such other party may reasonably request in order to evidence or effectuate the actions and transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 5.03    Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party unless such modification, amendment or waiver is approved in writing by each Party. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 5.04    Construction; Severability. This Agreement has been negotiated and drafted by the parties at arm’s-length. No provision or ambiguity in this Agreement shall be construed or interpreted against any party by virtue of its participation in the drafting of this Agreement. Whenever possible, each term or provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or the validity of this Agreement in any other jurisdiction, and such term or provision shall be reformed, construed and enforced to the maximum extent permitted by applicable law or rule in such jurisdiction.

Section 5.05    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, including the Exhibits and Schedules hereto and all Transaction Documents, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

Section 5.06    Successors and Assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other Parties hereto, and any purported assignment in violation hereof shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 5.07    Counterparts. This Agreement may be executed in separate counterparts and delivered electronically, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.08    Remedies.

(a)    Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, each non breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(b)    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 5.09    Consent to Jurisdiction. The Parties to this Agreement submit to the exclusive jurisdiction of the state courts in Delaware for the purpose of any dispute arising hereunder. The Parties waive any objections based on lack of jurisdiction over their person or property or based on forum non conveniens with respect to any application for such interim relief in the state courts in Delaware.

Section 5.10    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. WELL SERVICES, LLC

By: /s/ Joel Broussard
Name: Joel Broussard
Title: President & CEO

U.S. WELL SERVICES, INC.

By: /s/ Joel Broussard
Name: Joel Broussard
Title: President & CEO

SMART SAND, INC.

By: /s/ Lee E. Beckelman
Name: Lee E. Beckelman
Title: Chief Financial Officer

[Signature Page to Settlement Agreement and Release]

EXHIBIT A
RIGHT OF FIRST REFUSAL AGREEMENT

Attached.